Exhibit 10.1

Execution Version

STATE OF SOUTH CAROLINA
ASSET PURCHASE AGREEMENT
COUNTY OF DORCHESTER

This ASSET PURCHASE AGREEMENT (this “Contract”) is made and entered into this 22nd day of March, 2007 (the “Contract Date”), by and between LATI USA, INC., a South Carolina corporation, formerly known as LATI INDUSTRIES, INC. (“LATI”) and FORCE PROTECTION TECHNOLOGIES, INC., a Nevada corporation (“FPT”).

RECITALS:

WHEREAS, LATI operates or has operated a facility manufacturing high performance thermoplastics located at 257 Deming Way, Summerville, South Carolina (the “Facility”);

WHEREAS, the Facility is located on that certain tract of land located in Dorchester County, South Carolina consisting of approximately 24 acres, as more particularly described on Exhibit A attached hereto (the “Land”);

WHEREAS, the Property (hereinafter defined) and the Equipment (hereinafter defined) which are used by LATI in connection with the operation of the Facility are subject to that certain Lease Agreement dated December 7, 1998 between LATI and Dorchester County, South Carolina (the “County”), as amended by that certain First Amendment of Lease Agreement dated July 25, 2005 (the “FILOT Lease”);

WHEREAS, Section 9.01 of the FILOT Lease provides that LATI may assign its interest in the FILOT Lease with the County;

WHEREAS, FPT desires to acquire and assume the FILOT Lease from LATI on the terms and conditions set forth in this Contract; and

WHEREAS, LATI desires to sell and assign the FILOT Lease to FPT on the terms and conditions set forth in this Contract.

NOW, THEREFORE, for and in consideration of the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LATI and FPT do hereby agree as follows:

1.             Description of Property.  The property which is the subject to the FILOT Lease is as follows:

(a)           The Land;

(b)           All rights and easements appurtenant to the Land, including all rights of view, light and air, mineral and subsurface rights, development rights, zoning rights, water rights, sewer and drainage rights, rights of way, rights of ingress and egress, roadways, parking areas, roadbeds, alleyways and reversions or other appurtenances used in connection with the ownership of the Land (collectively, the “Appurtenances”); and

(c)           All improvements and fixtures located on the Land and all buildings, structures and amenities currently located on the Land, if any, (collectively, the “Improvements”).

The Land, the Appurtenances and the Improvements are hereinafter sometimes collectively called the “Property.”

2.             Description of Equipment.  The equipment which is the subject to the FILOT Lease and which is to be assumed by FPT are those items of equipment, machinery and other tangible personal property described in Exhibit B attached hereto (the “Equipment”).

3.             Purchase Price.  The purchase price (the “Purchase Price”) to be paid by FPT for the assignment of the FILOT Lease shall be FOUR MILLION ONE HUNDRED THOUSAND and No/100 Dollars ($4,100,000.00).  The Purchase Price shall be allocated as follows:

Land and Appurtenances:	$1,320,000.00
Improvements:	$2,502,000.00
Equipment:	$278,000.00

4.             Payment of Purchase Price.  The Purchase Price shall be payable as follows:

(i)            Binder.  A good faith binder and partial down payment of FORTY-ONE THOUSAND and No/100 Dollars ($41,000.00) (the “Binder”) has been paid by FPT to Coppedge & Tisson/Cushman & Wakefield (the “Escrow Agent”) and is subject to the provisions set forth in Section 22 below.

(ii)           Payment at Closing.  The Binder will be applied to the Purchase Price at Closing.  The remaining balance of the Purchase Price shall be paid in cash or other immediately available funds at Closing.

5.             Due Diligence Period and Investigations by FPT.

(i)             For a thirty (30) day period from the Contract Date (the “Due Diligence Period”), FPT may conduct due diligence as set forth herein.  The Due Diligence Period may be extended by FPT for up to thirty (30) days to conduct a Phase II Environmental Site Assessment.  The parties acknowledge that FPT has not had the opportunity to perform due diligence prior to its execution of this Contract, and that the due diligence contemplated in this Section 5 is intended to give FPT a period within which to conduct due diligence and elect, if it chooses, to terminate this Contract without forfeiting the Binder.  Accordingly, FPT may terminate this Contract in its absolute discretion at any time within (i) the Due Diligence Period or (ii) five (5) business days of the expiration of the Due Diligence Period.  In the event of such termination, FPT shall receive a refund of the entirety of the Binder.

(ii)            Within five (5) business days of the Contract Date, LATI shall furnish to FPT copies of all documents, plats, studies, test results, reports, appraisals and all other materials relating to the Property in LATI’s possession, including but not limited to plats, plans, surveys, environmental reports, title materials, soil reports, zoning notices or approvals, any restrictions affecting the Property and copies of all leases or contracts affecting any portion of the Property.  LAIT shall allow FPT’s environmental consultant to interview LATI’s employees or have said employees fill out environmental questionnaires as required to conduct a Phase I Environmental Site Assessment in accordance with ASTM E-1527-05.  During the Due Diligence Period, FPT shall have the right to determine whether the Property is acceptable to FPT at its sole discretion.  FPT acknowledges and agrees that LATI bears no liability for any inadvertent failure to provide any of the foregoing items.

(iii)           During the Due Diligence Period, FPT and its agents and consultants shall have complete access to the Property for the purpose of conducting, at its sole cost and expense, such testings, soil borings, soil analyses, engineering tests and studies, environmental tests and studies, economic and/or topographic tests, studies and/or investigations with respect to the Property as FPT may deem necessary in order to determine whether the Property is suitable for FPT’s intended use thereof, provided that FPT repair any damage to the Property caused in connection with such tests and studies.  FPT shall indemnify and hold LATI harmless from and against all costs, expenses and liabilities incurred by LATI in connection with the tests and studies conducted by FPT and FPT’s entry upon the Property, except to the extent that any of the foregoing costs, expenses or liabilities are attributable in full all or in part to the gross negligence or willful misconduct of LATI.

6.             Closing Date and Place.  The closing of the sale and purchase of the Property and the Equipment and transfer of title to the Property and the Equipment (the “Closing”) shall take place at a mutually agreeable date on or before thirty (30) days from the expiration of the Due Diligence Period; provided however that the Closing shall may be scheduled by FPT at any time during the Due Diligence Period by providing three (3) business days advance written notice to LATI.  The date on which the Closing actually occurs as provided pursuant to this Section 6 is herein referred to as the “Closing Date.”  On the Closing Date,  the Closing shall take place at 10:00 am at the offices of Haynsworth Sinkler Boyd, P.A. in Charleston, South Carolina or at such other location as may be mutually agreeable.

7.             Assignment of FILOT Lease.

(a)           At the Closing, LATI and FPT shall execute and deliver an Assignment and Assumption Agreement in the form attached hereto as Exhibit C (the “Assignment Agreement”) for the assignment of the FILOT Lease from LATI to FPT.

(b)           As of the Closing Date, the Property and the Equipment subject the FILOT Lease and this Contract shall be free and clear of all liens, encumbrances, security interests, claims, rights-of-way, easements, leases, restrictions and restrictive covenants, except for the Permitted Exceptions (defined below) and the terms of the FILOT Lease.  For purposes of this paragraph, the term “Title Exceptions” shall mean any conditions, liens or encumbrances affecting or purporting to affect title to the Property, or other matters relating to title to the Property, whether evidenced by written instrument, disclosed on a survey or otherwise evidenced.  FPT shall have the right to object to any Title Exception (collectively, the “Objections”).  FPT shall submit in writing to LATI its Objections within thirty (30) days of the Contract Date.  In the event FPT notifies LATI of any Objections that it has concerning the title to or a survey of the Property, then LATI shall have fifteen (15) days from the receipt of such notice within which to notify FPT as to whether LATI will cure all or any of the Objections raised by FPT.  In the event LATI elects to cure any of FPT’s Objections, then LATI shall do so on or before the Closing Date as a covenant of LATI hereunder.  In the event LATI elects not to cure any of FPT’s Objections then FPT shall, within fifteen (15) days of receipt of said notice of non-cure from LATI, give notice to LATI that FPT has elected to (i) terminate this Contract and receive a refund of the entire Binder, or (ii) waive the uncured Objections and close under the terms of this Contract.  Those Title Exceptions which FPT accepts shall herein collectively be referred to as the “Permitted Exceptions.”

8.             No Assumed Liabilities.  Except for the assumption of the FILOT Lease as described in this Contract and the Assignment Agreement, FPT assumes absolutely no liabilities of LATI.

9.             Retained Equipment.  Pursuant to the provisions contained in Section 36 below, LATI shall have thirty (30) days from the Closing Date to remove from the Property any items of tangible personal property described in Exhibit D attached hereto which are not being purchased by the FPT under this Contract (the “Retained Equipment”).  Upon the expiration of the thirty (30) day license period, the Retained Equipment shall be deemed abandoned.  FPT shall not have any responsibility for the any loss or damage to the Retained Equipment.

10.           Closing Costs.  LATI shall pay for any transfer tax stamps to be affixed to the Assignment Agreement and the cost of discharging any mortgage, lien or title encumbrance on the Property and the Equipment other than those permitted hereunder.  FPT shall be responsible for the cost of recording the Assignment Agreement and any instruments to be recorded under the terms of this Contract with respect to the Property.  FPT shall pay for the cost of any surveys or environmental reports of the Property, any title insurance, and all fees and expenses associated with any loan on the Property.  Except as otherwise provided herein, each party shall bear its own costs and expenses, including its own attorneys’ fees.

11.           Settlement Adjustments.  Unless otherwise specified in this Contract, all expenses and costs related to the FILOT LEASE shall be prorated as of the Closing Date.

12.           Covenants of LATI.

(a)            Between the date hereof and the Closing Date, LATI shall not cause or permit any waste respecting the Property or take any action which would adversely affect the value or title to the Property or the Equipment.

(b)           Between the date hereof and the Closing Date, LATI shall cooperate and assist, to the extent reasonably requested by FPT, with FPT’s investigation of the FILOT Lease, the Property, the Equipment, and items related to the Closing.

13.           Conditions Precedent to FPT’s Obligation to Close.  FPT’s obligation to purchase the Property and the Equipment and to take the other actions required to be taken by FPT at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by FPT, in whole or in part):

(a)            All of LATI’s representations and warranties in this Contract shall have been accurate in all material respects as of the date of this Contract, and shall be accurate in all material respects as of the time of the Closing as if then made.

(b)           All of the covenants and obligations that LATI is required to perform or to comply with pursuant to this Contract at or prior to the Closing, and each of these covenants and obligations, shall have been duly performed and complied with in all material respects.

(c)            FPT shall have obtained financing acceptable to FPT in its sole discretion to acquire and assume the FILOT Lease.  FPT shall use its best efforts to obtain such financing within twenty (20) days from the date of this Contract.  FPT shall promptly inform LATI if FPT is unable to obtain such financing and LATI may elect to terminate this Contract upon the receipt of such notification.

(d)           The issuance or assignment to FPT of all applicable licenses and permits necessary (i) to continue the operation of the Facility or (ii) to allow for FPT’s intended use of the Property.

(e)           The written approval by the County of the assignment of the FILOT Lease from LATI to FPT.

14.           Brokerage Commission.  Other than LATI’s engagement of Coppedge & Tisson/Cushman & Wakefield, LATI and FPT mutually acknowledge and represent that they have not dealt with any brokers in connection with this transaction.  LATI acknowledges and agrees that it is solely responsible for the commission due Coppedge & Tisson/Cushman & Wakefield.  Each party agrees to indemnify and hold the other harmless from and against any and all claims, demands or the cost and expense thereof, including reasonable attorneys’ fees, arising out of any brokerage commission, fee or other compensation due or alleged to be due in connection with the transaction contemplated by this Contract based upon an agreement alleged to have been made or other action alleged to have been taken by the indemnifying party.

15.           Eminent Domain.  If  prior to the Closing Date, all or any part of the Property is taken by eminent domain or if condemnation proceedings are commenced, FPT shall have the option, by giving written notice to LATI, to terminate this Contract and receive an immediate refund of the full amount of the Binder.  If FPT does not so elect to terminate this Contract, the Contract shall remain in full force and effect, and LATI shall assign, transfer and set over to FPT at the Closing all of LATI’s rights, title and interest in and to any awards that may be made for such taking.

16.           Representations and Warranties of LATI.  LATI represents and warrants to FPT as follows:

(a)           Subject to the written approval of the County to the assignment of the FILOT Lease, LATI has full power and authority to enter into and perform this Contract in accordance with its terms and conditions, and at the Closing, LATI will furnish to FPT an opinion of LATI’s counsel to that regard.

(b)           LATI shall furnish to FPT such resolutions and certificates as FPT’s counsel may reasonably request regarding the authority of LATI to enter into this Contract and close the transaction contemplated herein.

(c)           LATI shall use its best efforts to obtain the written approval of the County for the assignment of the FILOT Lease to FPT.

(d)           The consummation of the terms and conditions of this Contract shall not constitute a default under any agreement to which LATI is subject or by which it may be bound.

(e)           Other than the FILOT Lease, LATI has not entered into any agreement or lease, oral or written, that will be binding upon FPT, the Property or the Equipment; and neither LATI, the FILOT Lease, the Property nor the Equipment are subject to any claim, encumbrance, mortgage, lien, demand, suit, unfiled lien, proceeding or litigation of any kind, pending or outstanding, or threatened or likely to be made or instituted which would limit or restrict in any way LATI’s right or ability to enter into this Contract and consummate the sale and purchase contemplated hereby.

(f)            To the best of LATI’s knowledge, there are no taxes, charges or assessments of any nature or description arising out the operation of the Facility which would constitute a lien against the Property or the Equipment and that will be unpaid at the Closing Date or not paid from LATI’s closing proceeds.

(g)           LATI is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(h)           From the period of time between the Contract Date and the Closing Date, LATI shall refrain from undertaking any material changes to the Facility, the Property or the Equipment, without the express written consent of FPT.

(i)            All representations and warranties of LATI contained in this Contract are true and correct in all material respects as of the Contract Date, will be true and correct in all material respects as of the Closing Date, and shall survive the Closing.

17.           Representations and Warranties of FPT.  FPT represents and warrants to LATI as follows:

(a)           FPT has full power and authority to enter into and perform this Contract in accordance with its terms and conditions, and at the Closing, FPT will furnish to LATI an opinion of FPT’s counsel to that regard.

(b)           FPT shall furnish to LATI such resolutions and certificates as LATI’s counsel may reasonably request regarding the authority of FPT to enter into this Contract and close the transaction contemplated herein.

(c)           The consummation of the terms and conditions of this Contract shall not constitute a default under any agreement to which FPT is subject or by which it may be bound.

(d)           All representations and warranties of FPT contained in this Contract are true and correct as of the Contract Date, will be true and correct as of the Closing Date, and shall survive the Closing.

18.           Environmental Matters.

(a)           LATI represents and warrants that to the best of LATI’s knowledge, the Property does not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, and in any amendments thereto, or in any regulations promulgated pursuant thereto, or in any applicable state or local law, regulation or ordinance.

(b)           Notwithstanding anything to the contrary, LATI agrees to indemnify and hold FPT harmless from and defend FPT against all claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees, in connection with hazardous substances, as described in Paragraph 18(a) above, placed upon the Property while under LATI’s control.  FPT agrees to indemnify and hold LATI harmless from and defend LATI against all claims, liabilities, damages, costs and expenses, including attorneys’ fees, in connection with hazardous wastes or toxic substances placed upon the Property which arise from and after the Closing Date.  Each indemnitee shall have the right to participate in the selection of counsel and to approve counsel.  In the event of a settlement or other negotiated resolution of any dispute relating to this indemnity, the indemnitee shall be entitled to approve the terms and conditions of any such settlement or resolution, provided however, consent to same shall not be unreasonably withheld.  In addition, should any indemnitor fail to fulfill the terms and conditions of its indemnity pursuant to this paragraph, the indemnitee shall also be entitled to recover its reasonable attorneys’ fees and costs in enforcing its rights under this indemnity.

19.           General Indemnities.

(a)           LATI hereby agrees to indemnify and hold FPT harmless from all losses, damages, costs and expenses, including reasonable attorneys’ fees, incurred by FPT subsequent to the Contract Date arising from LATI’s acts or matters that take place prior to the Closing Date.

(b)           FPT hereby agrees to indemnify and hold LATI harmless from all losses, damages, costs and expenses, including reasonable attorneys’ fees, incurred by LATI arising (i) from any litigation relating to FPT’s acts as to the Property prior to the Closing Date, and (ii) subsequent to the Closing Date, from any litigation relating to the Property or arising from acts, occurrences or matters that take place on or subsequent to the Closing Date.

20.           Risk of Loss.  LATI assumes all risk of loss due to fire or casualty up to the Closing Date.  In the event such loss occurs prior the Closing Date, FPT shall have the right to (i) elect to close hereunder with the Purchase Price reduced by any insurance proceeds received by LATI on account of such damage on any Property or Equipment which was to have been purchased by FPT, or (ii) terminate this Agreement on written notice to LATI, and upon such termination there shall be no further liability on the part of LATI or FPT hereunder, provided, however, that the Binder and any monies paid by FPT prior to Closing shall thereupon be returned and refunded to FPT.

21.           Closing Documents.

(a)           At Closing, LATI shall execute and deliver to FPT the following:

(i)            The Assignment Agreement;

(ii)           Such documents of LATI authorizing the sale and assignment of the FILOT Lease and the transactions described in this Contract;

(iii)          A closing statement;

(iv)          An affidavit sufficient to cause the title insurance company to remove the mechanic’s lien exception as a standard exception from its title insurance policy and sufficient to comply with the non-foreign affidavit exemption;

(v)           All affidavits and documents reasonably required by the title insurance company to issue its leasehold owners policy to FPT, subject to the Permitted Exceptions; and

(vi)          Such other documents which may be necessary to the consummation of the transaction described in this Contract or as may be reasonably requested by FPT or FPT’s counsel.

(b)           At Closing, FPT shall execute and deliver to LATI the following:

(i)                                     The Assignment Agreement;

(ii)                                  The outstanding balance of the Purchase Price; and

(iii)          Such other documents which may be necessary to the consummation of the transaction described in this Contract or as may be requested by LATI or LATI’s counsel.

22.           Escrow of Binder.

(a)           The Binder shall be held in escrow (the “Escrow”) by Coppedge & Tisson/Cushman & Wakefield (the “Escrow Agent”) subject to the terms and provisions of this Contract.  The Escrow Agent shall hold and disburse the Binder in accordance with the terms and provisions hereof and invest the Binder in an interest-bearing account until disbursement.

(b)           At Closing, or in the event of a default by FPT or other failure to close by FPT except as permitted by this Contract, the full amount of the Binder shall be delivered by the Escrow Agent to LATI.  In the event of default by LATI, or upon any other refund of the Binder to FPT under the terms hereof, FPT shall be entitled to the full amount of the Binder.

(c)           If (i) the Escrow shall be terminated by the mutual agreement of LATI and FPT; (ii) the Escrow Agent shall be unable to determine at any time to whom the Binder should be paid; or (iii) a dispute develops between LATI and FPT concerning to whom the Binder should be paid, then in any such event, the Escrow Agent shall disburse the Binder in accordance with the joint written instructions of LATI and FPT.  In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent shall have served written requests for instructions upon LATI and FPT, the Escrow Agent shall have the right to pay all or any portion of the Binder into any state or federal court located in South Carolina and interplead LATI and FPT in respect thereof, and thereafter the Escrow Agent shall be discharged of any obligations in connection with the Binder.

(d)           LATI and FPT hereby agree and acknowledge that the Escrow Agent assumes no liability in connection with the holding or investment of the Binder held in Escrow pursuant hereto except for negligence or willful misconduct; and that in the event of any dispute under this Escrow, the Escrow Agent shall be fully protected in any action taken in good faith.  If costs and expenses, including attorneys’ fees, are incurred by the Escrow Agent because of any dispute between LATI and FPT arising out of the holding of the Binder, the non-prevailing party shall pay the Escrow Agent such reasonable costs and expenses incurred.

23.           Remedies for Breach.

(a)           If LATI shall default under this Contract, (i) FPT shall have the right to bring an action for specific performance or (ii) at FPT’s election, the Binder shall be refunded to FPT and this Contract shall then terminate without any further claim by either party against the other.

(b)           If FPT shall default under this Contract, LATI’s sole remedy shall be to terminate this Contract and the Binder shall not be refunded, but shall be forfeited by the Escrow Agent to LATI as liquidated damages.

24.           Limitation of Liability.  No officer, director, shareholder, beneficial owner, agent or employee of Purchaser or LATI shall be personally liable for any obligation hereunder.

25.           Confidentiality.  The parties hereto agree to maintain the confidentiality of the this Contract, the contemplated transactions described herein and any information received in connection with this Contract.

26.           Public Announcements.  Any public announcement, press release or similar publicity with respect to this Contract or the contemplated transactions described herein will be issued, if at all, only at such time and in such manner as LATI and FPT agree in writing.

27.           Notices.  Any notice to be given in connection with this Contract shall be in writing and shall be deemed to have been given when deposited with a national “next day” delivery service or in the United States mail via registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

If to LATI:	LATI USA, Inc.
257 Deming Way
Summerville, South Carolina 29483
Attention: Samuel Venturini

With a copy to:	Moore & Van Allen
40 Calhoun Street, Suite 300
Charleston, South Carolina 29401-3535
Attention: W. Gregory Pearce

If to FPT:	Force Protection Technologies, Inc.
9801 Highway 78
Ladson, South Carolina 29456
Attention: John Wall, III

With a copy to:	Haynsworth Sinkler Boyd, P.A.
Post Office Box 6617
Florence, South Carolina 29502
Attention: Benjamin T. Zeigler and J. Christopher Riddle

28.           Entire Agreement.  This Contract and the Exhibits hereto contain the entire understanding and agreement by and between the parties and all prior or contemporaneous oral or written agreements or instruments are merged herein.

29.           Modification.  Any modification or amendment to this Contract must be in writing and shall be signed by all of the parties hereto.

30.           Captions and Headings.  The captions and headings throughout this Contract shall not be deemed to contain the subject matter of this Contract, nor be considered in the interpretation thereof, it being understood that captions and headings are for convenience only and not for purposes of interpretation or construction of this Contract.

31.           Time of Essence.  Time is of the essence with respect to all provisions in this Contract.

32.           Binding Effect.  This Contract shall be binding upon and inure to the benefit of the parties hereto, their respective permitted successors and assigns.

33.           Counterparts.  This Contract may be executed in any number of separate counterparts, each of which shall be deemed an original, and the several counterparts taken together shall constitute the agreement of the parties hereto.

34.           Survival of Provisions.  The terms, covenants, conditions, representations, warranties and agreements contained herein shall survive and remain enforceable after the Closing, except as may otherwise expressly be provided herein.

35.           Disclaimer.  FPT acknowledges and agrees that upon Closing LATI shall sell and assign to FPT and FPT shall accept the Property and the Equipment “As Is, Where Is, with all faults,” except to the extent expressly provided otherwise in this Contract. Unless LATI has made an express representation in this Contract with respect to any such information, FPT has not relied and will not rely on, and LATI is not liable for or bound by, any statements, representations or information pertaining to the Property or the Equipment or relating thereto (including specifically, without limitation, property information packages distributed with respect to the Property or the Equipment) made or furnished by any real estate broker or agent representing or purporting to represent LATI, to whomever made or given, directly or indirectly, orally or in writing.

36.           License Agreement.  LATI shall have a license, for a period of thirty (30) days from the Closing, to (i) go on to the Property to remove the Retained Equipment; (ii) occupy designated office space, reasonably acceptable to both parties; and (iii) clean out LATI offices and remove all LATI files (other than files relating to the Property and the Equipment).  LATI’s license shall be limited to normal business hours and is subject to any check-in or security measures which FPT may implement during the thirty (30) day period.

37.           Governing Law.  This Contract will be governed by and construed under the laws of the State of South Carolina, including the right of specific performance of this Agreement, without regard to conflicts-of-laws principles that would require the application of any other law.   The parties hereto specifically agree to submit to and be bound by the jurisdiction of the courts, either federal or state, of the State of South Carolina.  Venue for any action brought to enforce this Contract shall lie in Charleston County, South Carolina.

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IN WITNESS WHEREOF, the parties hereto have caused this ASSET PURCHASE AGREEMENT to be duly executed as of the date first above written.

WITNESS:	SELLER:

LATI USA, INC.

	By:	/s/ Samuel Venturini

	Its:	President

WITNESS:	BUYER:

FORCE PROTECTION TECHNOLOGIES, INC.

	By:	/s/ Raymond W. Pollard
Raymond W. Pollard,
Chief Operation Officer

Exhibit A

Legal Description of the Land

“ALL that certain piece, parcel or tract of land, situate, lying and being west of Summerville, Dorchester County, State of South Carolina, being located north of the intersection of Spaniel Lane and Deming Way (S-18-789) and being designated as Tract 10 on a certain plat entitled “PLAT SHOWING TRACT 10, 23.77 ACRES, ALONG WITH A NEW 25’ SEWER EASEMENT, BEING A PORTION OF TRACT “I”, PROPERTY OF DORCHESTER INDUSTRIAL CENTER, INC., LOCATED IN EAST PORT INDUSTRIAL CENTER, WEST OF SUMMERVILLE, DORCHESTER COUNTY, SOUTH CAROLINA,” dated December 2, 1997, by Timothy D. Elmer, SCPLS No. 17566, recorded in the RMC Office for Dorchester County in Plat Book J, page 101, and having the following metes and bounds, to wit:  To find the Point of Beginning, locate the intersection of Deming Way centerline and Spaniel Lane centerline, thence running in a northerly direction along the centerline of Deming Way a distance of 727.1’, thence turning and running in a westerly direction S82°12’20”W a distance of 40.00’ to Point A, noted as P.O.B., being the northeast corner of Tract 3H, a 5/8” Rebar found; thence turning and running in a westerly direction along Tract 3H N81°25’31”W a distance of 701.01’ to Point B, a 1 ½” Open Pipe Found; thence turning and continuing in a westerly direction along the property of Shannon Properties, Inc., N81°34’35”W a distance of 409.57’ to Point C, a 1 ½” Open pipe set; thence turning and running in a northerly direction along the Residual Tract I N05°57’13”E a distance of 994.49’ to Point D, a 1 ½” Open pipe set; thence turning and running in an easterly direction along the Residual Tract I around a curve to the left, having a radius of 70.00’, an arc length of 80.77’, and a chord of N62°54’00”E for 76.36’ to Point E, a 1 ½” Open pipe set; thence turning and continuing in an easterly direction along the Residual Tract I around a curve to the right, having a radius of 25.00’, an arc length of 22.18’, and a chord of N55°15’47”E for 21.46’ to Point F, a 1 ½” Open pipe set; thence turning and continuing in an easterly direction along the Residual Tract I S80°40’47”E a distance of 599.77’ to Point G, a 1 ½” Open pipe set; thence turning and running in a southerly direction along the Residual Tract I around a curve to the right, having a radius of 50.00’, an arc length of 78.54’, and a chord of S54°19’13”E for 70.71’ to Point H, a 1 ½” Open pipe set, being on the western right-of-way of Deming Way; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way S09°19’13”E a distance of 828.17’ to Point I, a 5/8” Rebar found; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way around a curve to the left, having a radius of 580.00’, an arc length of 195.80’, and a chord of S18°59’29”E for 194.87’ to Point J, a 5/8” Rebar found; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way around a curve to the right, having a radius of 420.00’, an arc length of 152.97’, and a chord of S18°113’42”E for 152.13’ to Point K, a 5/8” Rebar found; thence turning and continuing in a southerly direction along the western right-of-way of Deming Way S07°47’40”E a distance of 111.59’ to the Point of Beginning and containing 23.77 acres or 1,035,726 square feet, more or less, and being designated as Tract 10.”

Reference is also had to plat showing Tract 10, 23.77 Acres, property of LATI Industries, Inc., located in East Port Industrial Center, West of Summerville, Dorchester County, South Carolina dated July 12, 1999 and recorded August 23, 1999 in Book J, Page 140, Dorchester County RMC Office.

For derivation of title, see Deed from LATI Industries, Inc. to Dorchester County, South Carolina dated December 18, 1998 and recorded February 18,k 1999 in Book 2137, Page 315, Dorchester County RMC Office.

TMS:  122-00-00-027

Exhibit B

Equipment

Index	Production Equipment or Location	Model	Serial Number	Number of Items

Weighting Additives Department

11	Fan	S05-0-152MH100STFCM3	90200495-1A
12	Fan	S05-0-152MH100STFCM3	90200495-1B

Raw Materials Department

24	Scrubber	170IMPINJET	RJM-0680
25	Scrubber Pump	CRN8-30	LATI 25
26	Fan	575IRO15CW3609	015356

Extrusion Department

66	Scrubber	170IMPINJET	RJM-0681
67	Scrubber Pump	CRN8-30	LATI 67
68	Fan	S05-0-292AH100STFCP3	90200432-1
69	Scrubber	115IMPINJET	RJM-0682
70	Scrubber Pump	CRN2-30	LATI 70
71	Fan	S05-0-122AH100STFCI3	90200432-2
72	Degassing Tank		LATI 72
73	Degassing Tank		LATI 73
74	Pump for Degassing Tank	C114FD18T-01U-25IN	565636-01
75	Pump for Degassing Tank	C114FD18T-01U-25IN	LATI 75
76	Sludge Pump	N/A	LATI 76
77	Sludge Pump	N/A	LATI 77

General Services

95	Chiller	CVHF483	LO1C07465
96	Pump	1510-4BC	0307010424
97	Pump	1510-4BC	0307011226
98	Pump	1510-5BC	0306011916

99	Pump	1510-5BC	0306011917
100	Pump	1510-6BC	2273582
101	Pump	1510-6BC	2273581
102	Compressor	AS47	1072
103	Compressor	SK19	1260
104	Refrigeration Dryer	TC44	1078
105	Refrigeration Dryer	TC44	1079
106	Condensate Management System	CMS-260	LATI 106
107	Cooling Tower	33676A	U013351901
108	Pump	1510-6BC	2273580
109	Pump	1510-6BC	2273583
110	Pump	1510-4E	2273579
111	Pump	1510-4E	2273578
120	Emergency Generator	GGFB-4488753	J000163316
128	Water Heater	CFN1800PN	C014585
129	Water Heater	CFN1800PN	C014586
—	Fork Lift	Linde	H2X351L0791630
—	Fork Lift	Linde	H2X351L0791530
—	Transportable Stairs in Warehouse
—	All Racks in Warehouse
124	Manual Parts Washing Station		LATI 124
130	Floor Sweeper	OBET24v/25A	LATI 130
131	High Pressure Pump	CAT 2530	LATI 131
132	High Pressure Pump	CAT 2530	LATI 132
133	High Pressure Pump	CAT 2530	LATI 133
134	High Pressure Pump	CAT 2530	LATI 134
—	fire alarm system
—	Metasys HVAC system and computer
—	Siemen’s phone system

		Office Furniture – Upper Floor

258	Reception	5 drawer black lateral file cabinet - metal (k-SL45)	LMO 81	1
259	Reception	3 drawer right knee desk piece (k-002)	LMO 82	1
260	Reception	center piece w/keyboard drawer	LMO 83	1
261	Reception	2 drawer right knee desk	LMO 84	1

		piece (k-005)
262	Reception	cover/shelf to fit left side of desk	LMO 85	1
263	Reception	black vinyl executive chair	LMO 86	1
264	Reception	fabric visitor chair, black arms	LMO 87	1
265	Upper hallway	3 drawer black lateral file cabinet - metal (SL57; SL174)	LMO 88 - LMO 89	2
266	Ladies Room	fabric visitor chair, black arms	LMO 90	1
267	Ladies Room	printer stand (legs broken)	LMO 91	1
268	Ladies Room	Metal	LMO 92 through LMO 101	10
269	Men’s Room	Metal	LMO 102 through LMO 117	16
270	President’s Office	30”x60” wood conference table	LMO 118	1
271	President’s Office	fabric arm chair; wood arms	LMO 119 through LMO 125	7
272	President’s Office	2 drawer wood credenza/lateral file cabinet; 24x36 (k-N25)	LMO 126 - LMO 127	2
273	President’s Office	3 shelf book case for top of credenza	LMO 128	1
274	President’s Office	5 shelf wood bookcase	LMO 129	1
275	President’s Office	4 drawer wood exec-type return desk; 23.5x72 (k-N24)	LMO 130	1
276	President’s Office	5 drawer D-shaped wood executive desk; 36x72 (k-N24)	LMO 131	1
277	President’s Office	fabric secretary chair; 5 wheel; black arms	LMO 132	1
278	HR/Acctng	2 drawer wood credenza/lateral file cabinet; 24x36 (k-N25)	LMO 133 - LMO 134	2
279	HR/Acctng	3 shelf book case for top of credenza	LMO 135 - LMO 136	2
280	HR/Acctng	Bullet-shaped wood secretary desk w/pencil drawer	LMO 137	1
281	HR/Acctng	center piece w/keyboard drawer	LMO 138	1
282	HR/Acctng	4 drawer right knee desk piece (k-N23)	LMO 139	1
283	HR/Acctng	fabric arm chair; wood arms	LMO 140 – LMO 141	2
284	HR/Acctng	fabric secretary chair; 5 wheel; black arms	LMO 142	1
285	Technical Services/Sales	36” round wood table	LMO 143	1

286	Technical Services/Sales	fabric arm chair; wood arms	LMO 144 through LMO 147	4
287	Technical Services/Sales	Bullet-shaped wood secretary desk w/pencil drawer	LMO 148	1
288	Technical Services/Sales	center piece w/keyboard drawer	LMO 149	1
289	Technical Services/Sales	4 drawer left knee desk piece (k-N23)	LMO 150	1
290	Technical Services/Sales	fabric secretary chair; 5 wheel; black arms	LMO 151	1
291	Technical Services/Sales	2 shelf black metal bookcase	LMO 152	1
292	Breakroom	36” square black pedestal table	LMO 153 – LMO 154	2
293	Breakroom	96x30 wood laminate folding table	LMO 155 – LMO 156	2
294	Breakroom	fabric visitor chair, black arms	LMO 157 through LMO 160	4
295	Breakroom	blue vinyl stacking chair	LMO 161 through LMO 166	6
296	Breakroom	white 2-door pressed wood, 3 shelf starage cabinet	LMO 167	1
297	General Office	3 drawer black lateral file cabinet - metal (SL37; SL146(8); SL28(6))	LMO 168 through LMO 170	3
298	General Office	5 drawer black lateral file cabinet - metal (k-SL96; SL96; SL293; SL140; SL140; SL82; SL31)	LMO 171 through LMO 177	7
299	General Office	2 door black metal cabinet (k-SL7; SL150)	LMO 178 - LMO 179	2
300	General Office	5 shelf black metal bookcase	LMO 180 through LMO 182	3
301	General Office	2 shelf black metal bookcase	LMO 183	1
302	General Office	4 shelf black metal bookcase	LMO 184	1
303	General Office	fabric secretary chair; 5 wheel; black arms	LMO 185 through LMO 193	9
304	General Office	fabric visitor chair, black arms	LMO 194 through LMO 198	5
305	customer service	3 drawer right knee desk piece (k-N22)	LMO 199	1
306	customer service	center piece w/keyboard drawer	LMO 200	1
307	customer service	2 drawer right knee desk piece (k-N22)	LMO 201	1
308	customer service	topper shelf w/4 doors (k-N23)	LMO 202	1
309	Mail	mail shelves w/ 12 slots	LMO 203 through LMO 205	3

310	office clerk	black 3 piece cubicle desk; right knee (SL69); left knee (SL69)	LMO 206	1
311	office clerk	flip shelves (SL84)	LMO 207 - LMO 208	2
312	Logistics	black 3 piece cubicle desk; right knee (SL158); left knee (SL158)	LMO 209	1
313	Logistics	flip shelves (SL26)	LMO 210 - LMO 211	2
314	Vacant	black 3 piece cubicle desk; right knee (SL169); left knee (SL71)	LMO 212	1
315	Vacant	flip shelves (SL62)	LMO 213 - LMO 214	2
316	maint tech	black 3 piece cubicle desk; right knee (SL52); left knee (SL51)	LMO 215	1
317	maint tech	flip shelves (SL52)	LMO 216 - LMO 217	2
318	Accounting	black 3 piece cubicle desk; right knee (SL96); left knee (SL96)	LMO 218	1
319	Accounting	flip shelves (SL96)	LMO 219 - LMO 220	2
320	office mgr	pedestal bullet end w/pencil drawer	LMO 221	1
321	office mgr	center piece w/keyboard drawer	LMO 222	1
322	office mgr	2 drawer lateral file with desktop (SL149)	LMO 223	1
323	office mgr	flip shelf w/open shelf (SL169)	LMO 224	1

		Office Furniture – Lower Floor
324	conference room	wood laminate parsons table w/metal legs; 12x72	LMO 1	1
325	conference room	1 door, 2 shelf projector stand w/raising leaf each side	LMO 2	1
326	conference room	30”x60” wood conference table	LMO 3	1
327	conference room	rounded end pieces	LMO 4 - LMO 5	2
328	conference room	fabric conference chairs	LMO 6 - LM0 7 - LMO 8 - LMO 9 - LMO 10 - LMO 11 - LMO 12 - LMO 13	8
329	conference room	4 shelf glass display case	LMO 14 - LMO 15	2
330	conference room	2 door flipchart/projector screen wall cabinet	LMO 16	1

331	IT room	gray cubicle desk w/attached flip shelf (SL71)	LMO 17	1
332	IT room	light grey monitor desk	LMO 18	1
333	IT room	maroon secretary chair; 5 wheel	LMO 19 - LMO 20	2
334	IT room	1 door 5 shelf grey wood storage cabinet (002; 003)	LMO 21 - LMO 22	2
335	team leader	5 drawer black lateral file cabinet - metal (SL51; SL71)	LMO 23 - LMO 24	2
336	team leader	pedestal bullet end w/pencil drawer	LMO 25	1
337	team leader	center piece w/keyboard drawer	LMO 26	1
338	team leader	2 drawer lateral file with desktop (no lock)	LMO 27	1
339	team leader	flip shelves (SL84; SL28)	LMO 28 - LMO 29	2
340	team leader	fabric visitor chair, black arms	LMO 30 - LMO 31	2
341	team leader	5 shelf black metal bookcase	LMO 32	1
342	team leader	fabric secretary chair; 5 wheel; black arms	LMO 33	1
343	team leader	metal folding chair	LMO 34 - LMO 35	2
344	lab	5 drawer black lateral file cabinet - metal (SL31)	LMO 36	1
345	lab	maroon secretary chair (maroon); 5 wheel	LMO 37	1
346	lab	fabric visitor chair, black arms	LMO 38	1
347	impact tester room	gray heavy-duty metal table/bench	LMO 39 - LMO 40	2
348	impact tester room	5 shelf black metal bookcase	LMO 41	1
349	molding room	drafting stool	LMO 42	1
350	molding room	5 drawer blue metal w/wood top workdesk	LMO 43	1
351	molding room	4 drawer graye metal w/wood top workdesk	LMO 44	1
352	molding room	2 door, 4 shelf plastic storage cabinet (600)	LMO 45	1
353	molding room	2 door, 5 shelf blue metal storage cabinet - no lock	LMO 46 – LMO 47	2
354	molding room	2 door, extra wide gray metal cabinet (RL10)	LMO 48	1
355	molding room	wide dot-matrix printer stand	LMO 49	1
356	molding room	heavy duty metal w/wood top 2 drawer work table/bench	LMO 50	1
357	hallway	48” half-round laminate table w/locking legs	LMO 51 – LMO 52	2
358	hallway	2door, 5 shelf storage cabinet	LMO 53	1

359	hallway	2 shelf black metal bookcase	LMO 54	1
360	plant	metal folding chair	LMO 55	1
361	plant	pedestal table	LMO 56	1
362	plant	fabric secretary chair; 5 wheel; black arms	LMO 57	1
363	plant	5 drawer black lateral file cabinet - metal (SL51)	LMO 58	1
364	plant	white folding table	LMO 59 - LMO 60	2
365	plant	metal folding chair	LMO 61 - LMO 62	2
366	plant	drafting stool	LMO 63	1
367	plant	blue vinyl stacking chair	LMO 64	1
368	plant	metal 2 drawer receiving desk; 6 slots	LMO 65	1
369	plant	metal 1 drawer receiving desk; 6 slots	LMO 66	1
370	plant	metal 2 drawer receiving desk; 6 slots	LMO 67	1
371	plant	drafting stool	LMO 68	1
372	plant	fabric secretary chair; 5 wheel; black arms	LMO 69	1
373	plant	2 door locking storage cabinet	LMO 70 - LMO 71	2
374	plant	fabric secretary chair; 5 wheel; black arms	LMO 72	1
375	plant	2 door locking storage cabinet	LMO 73 - LMO 74	2
376	plant	rounded end pieces	LMO 75 - LMO 76	2
377	plant	pres desk	LMO 77	1
378	plant	metal 2 drawer receiving desk; 6 slots	LMO 78	1
379	plant	drafting stool	LMO 79	1
380	plant	blue vinyl stacking chair	LMO 80	1

Exhibit C

Form of Assignment and Assumption Agreement

[To Be Provided.]

Exhibit D

Retained Equipment

Index	Production Equipment	Model	Serial Number

Extrusion Department

38	Extruder Cooling System	SSH-F, Size 1x2-6	LATI 38
48	Cooling Pump for Water Bath	Size 3517 C10	168022
49	Heat Exchanger for Water Bath		LATI 49
50	Air Knife	512-07 SDS	70280 3
60	Duraload Vacuum Receiver	DL15	125074
61	Positive Displacement Pump	PD75	124580
62	Manual Dust Collector	DC2	123221
78	Dies Oven	DC-167-G-ST350	DC-9393
—	Extruder mezzanine

Packaging Department

80	Silo		LATI 80
81	Silo		LATI 81
84	Wrapping Machine	ROTOPLAT 305FR	KN45245
85	Gru a Bandiera	SC80/4000	20011191
87	Blower	RBS 65/F	01-05055
88	Filter for Vacuum System		LATI 88
89	Fan		LATI 89
—	Packaging mezzanine
—	Packaging Electrical Panel
—	Packaging Conveyor
-
General Services

119	TORIT FILTER	DF 03-12	IG692543-001
—	Robuschi Blower

Index	Lab Equipment	Model	Serial Number

155	Molding Machine	Engel ES80/40 TL	70787/040/01
156	Molding Tools	ISO and ASTM bars Molds	LATI 156
157	Molding Tools	multi-cavity tool	LATI 157
158	Resin Dryer	AEC Whitlock WD-25MR	31C 0210
159	Mold Temp. Controller	AEC TCU 100	31C 5433

Index	General Equipment	Model	Serial Number

—	Car	Jetta	3VWRK69M14MO36399
—	IT Equipment (with the exception that the fire alarm system, Metasys HVAC system and computer, and Siemen’s phone system will be included in the Equipment conveyed)
—	Fork lift		350J05335518
—	PBX and related cabin, T1
—	kitchen appliances (microwave and coffee maker)
—	office appliances (televisions and fax machines)